EXHIBIT 16

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read the statements made under Item 4 of the report on Form 8-K of Gold Bond Resources, Inc. dated April 1, 2003, and have the following comments:

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With respect to Item 4(a), we agree with the statements.

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With respect to Item 4(b), we have no basis to agree or disagree with those statements.

Very truly yours,

/s/ DeCoria, Maichel & Teague P.S.

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DeCoria, Maichel & Teague P.S

Spokane, Washington

April 1, 2003